UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 19, 2019
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On June 20, 2019, Darden Restaurants, Inc. (the Company) issued a news release entitled “Darden Restaurants Reports Fiscal 2019 Fourth Quarter and Full Year Results; Increases Quarterly Dividend 17% to $0.88; And Provides Fiscal 2020 Outlook,” a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the slide presentation accompanying the Company’s conference call will be posted on the Company’s website.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act), except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2019, the Board of Directors of the Company (the Board) approved new compensation arrangements for the Company’s President and Chief Executive Officer, Eugene I. Lee, Jr. To carry out these arrangements, the Compensation Committee of the Board approved three new forms of award agreements that the Board intends to use only for equity awards issued to Mr. Lee under the Darden Restaurants, Inc. 2015 Omnibus Incentive Plan (the 2015 Plan): the FY 20__ Performance Stock Unit Award Agreement for Eugene I. Lee, Jr. (the CEO PSU Agreement), the FY 20__ Nonqualified Stock Option Award Agreement for Eugene I. Lee, Jr. (the CEO Option Agreement) and the FY20__ Restricted Stock Unit Award Agreement for Eugene I. Lee, Jr. (the CEO RSU Agreement, and together with the CEO PSU Agreement and the CEO Option Agreement, the CEO Award Agreements.) The Board determined that Mr. Lee’s equity awards for fiscal year 2020 will be granted on these form agreements.
The terms and conditions of the CEO Award Agreements are substantially consistent with the terms of the forms of award agreements for equity awards under the 2015 Plan previously filed by the Company except that the provisions relating to the treatment of outstanding awards upon retirement under the CEO Award Agreements have been slightly revised compared to the existing form agreements as follows:
(a) The CEO Award Agreement definition of “Normal Retirement” is defined as retirement after attaining age 60, completing ten years of service and providing at least six months advance notice of termination.
(b) The CEO Option Agreement provides that upon a Normal Retirement, unvested portions of the option award do not automatically vest, but continue to vest along the original vesting schedule so long as there is compliance with post-termination restrictive covenants.
(c) Similarly, the CEO RSU Agreement provides that upon a Normal Retirement, unvested portions of the restricted stock unit award do not automatically vest, but continue to vest along the original vesting schedule so long as there is compliance with post-termination restrictive covenants.
All other material terms of each of the CEO Award Agreements are unchanged from the existing corresponding award agreements under the 2015 Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	News release dated June 20, 2019, entitled “Darden Restaurants Reports Fiscal 2019 Fourth Quarter and Full Year Results; Increases Quarterly Dividend 17% to $0.88; And Provides Fiscal 2020 Outlook.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Ricardo Cardenas
Ricardo Cardenas
Senior Vice President and Chief Financial Officer
Date: June 20, 2019

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